12

                                                   EXHIBIT (10.4)

                    FIRST INTERSTATE BANCORP
                   1995 PERFORMANCE STOCK PLAN


     1. Purpose. The purpose of the 1995 Performance Stock Plan (the "Plan") is to promote the interests of First Interstate Bancorp (the "Company") and its Subsidiaries by providing performance incentives to certain of its key employees who are responsible for the management, growth and financial success of the Company. Pursuant to the Plan, stock options, stock appreciation rights, restricted stock awards, performance units and stock awards may be granted.

     2. Administration. The Plan shall be administered by a Committee (the "Committee") consisting of those members of the Compensation Committee of the Board of Directors of the Company who are (a) at least the minimum number of members required under Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 ("Rule 16b-3"), (b) "disinterested persons" as defined under such rule and (c) "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code") and the regulations thereunder. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all persons who have an interest in the Plan.

     3. Eligibility. The persons eligible to participate in the Plan shall be those key employees (including officers, whether or not directors) of the Company and its Subsidiaries selected by the Committee. Directors who are not officers are not eligible to participate in the Plan.

     4. Shares Subject to the Plan. The shares subject to the Plan shall be shares of the Company's $2 par value Common Stock ("Common Stock"). The aggregate number of shares of Common Stock which may be delivered pursuant to awards granted under this Plan shall not exceed 5,000,000, subject to adjustment pursuant to
Section 9. The maximum number of shares of Common Stock for which stock options, including those containing Stock Appreciation Rights, may be granted under this Plan shall not exceed 150,000 per Participant during any calendar year, subject to adjustment pursuant to Section 9. If Restricted Stock is forfeited or if an option shall expire or terminate for any reason, except for the surrender thereof upon exercise of a related Stock Appreciation Right, without having been exercised in full, such Restricted Stock or the shares applicable to the unexercised portion of such option shall become available under the Plan for all purposes. To the extent any award of Performance Units is paid in cash rather than shares, the number of shares represented by such Performance Units shall again be
available for purposes of the Plan.   If shares of Common Stock
already owned by a Participant are tendered or exchanged under
Section 5.3(b) in full or partial payment of the purchase price of an exercised option, such tendered or exchanged shares shall be added back to the number of shares available for issuance or delivery under this Plan; provided that for purposes of determining the number of shares available for the granting of Incentive Options, the aggregate number of shares available for delivery or issuance under this Plan shall not be increased by the number of shares tendered or exchanged. If any of the foregoing provisions for determining the number of shares available for issuance under the Plan would cause the Plan to not be considered to be described under Rule 16b-3, such provision shall have no effect, and the number of shares available for issuance shall instead be determined in a manner which complies with such rule. Either authorized and unissued shares or treasury shares may be delivered under the Plan; provided, however, that unissued shares shall not be awarded as Restricted Stock, or pursuant to Performance Units, or as Stock Awards to any Participant unless the Committee expressly determines, after consideration of all other remuneration paid or payable to the Participant, that the services already rendered to the Company and its Subsidiaries by the Participant have a value of not less than the par value of the shares so awarded.

     5. Stock Options. Stock options granted under the Plan may be either incentive stock options qualifying under Section 422 of the Internal Revenue Code ("Incentive Options") or non-qualified stock options ("Non-Qualified Options"). The options shall be evidenced by agreements in such form as the Committee may, from time to time, approve ("Stock Option Agreement") and shall be subject to the following terms and conditions.

     5.1  Option Price.  The option price of the shares of Common
Stock subject to each option shall be determined by the Committee but shall be not less than 100% of the Fair Market Value of such shares on the date of granting of the option.

     5.2 Terms of Exercise. Each option granted under the Plan shall be exercisable in whole or in part on such terms as the Committee may determine, but in no event shall the option be exercisable within six months of or more than 10 years after the date the option is granted.

     5.3 Manner of Exercise. The option shall be exercised in the manner specified by the Committee. Payment of the option price may be by any of the following methods, as determined by the Committee at the date of grant and provided for in the Stock Option Agreement:


          (a)  In cash;

          (b) In shares of Common Stock already owned by the holder of the option ("Optionee") or partly in cash and partly in shares of Common Stock. If Common Stock is used to pay the purchase price (i.e., a "Stock-for-Stock Swap Transaction"), the Common Stock used must have been owned by the Optionee for at least six months prior to the date of exercise and must not have been used in a Stock-for-Stock Swap Transaction within the preceding six months (i.e., the Common Stock must be "mature"). Payments made in Common Stock shall be valued at the Fair Market Value of the Common Stock on the date of exercise. Any portion of the option price representing a fraction of a share shall be paid in cash.

          (c) Subject to such guidelines as may be promulgated by the Committee, an Optionee may deliver a notice instructing the Company to deliver the shares being purchased to a broker, subject to the broker's delivery of cash to the Company equal to the purchase price and any applicable tax withholding amount.

     5.4  Additional Terms of Incentive Options.  An Incentive
Option granted pursuant to the Plan:

          (a) Must be designated as an Incentive Option by the Committee.

          (b) Shall only be an Incentive Option to the extent that the aggregate Fair Market Value of the Common Stock (determined as of the date of grant of the option) with respect to which the option is first exercisable in any calendar year does not exceed $100,000. For the purpose of the preceding sentence all options granted by the Company and any Parent or Subsidiary which are intended to be incentive stock options under
Section 422 of the Internal Revenue Code shall be taken into account. To the extent the $100,000 limit is exceeded, the $100,000 in options (measured as described above) granted earliest in time will be treated as incentive stock options; and

          (c) If issuable to an employee who on the date of grant is the owner of stock (determined with application of the ownership attribution rules of Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the Incentive Option price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of grant and the Incentive Option shall not have a term in excess of five years from the date of grant.

     5.5 Termination of Right to Exercise Options. Each option granted under this Plan shall set forth a termination date thereof, which date shall be determined by the Committee. In any event, all options granted pursuant to the Plan shall terminate upon the first to occur of the following events:

          (a) The expiration of 10 years from the date such option was granted, or any earlier termination date specified in the Stock Option Agreement;

          (b) The expiration of three months from the date an Optionee ceases to be employed by the Company or a Subsidiary other than by reason of death, Retirement, Disability or termination of employment for cause as determined by the Committee;

          (c) The expiration of one year from the date an Optionee ceases to be employed by the Company or a Subsidiary by reason of Disability or death;

          (d) The expiration of three years from the date an Optionee ceases to be employed by the Company or a Subsidiary by reason of Retirement;

          (e) The termination of the Optionee's employment for cause, as determined by the Committee; or

          (f)  The termination of the Plan pursuant to Section
10;

provided, that if an Optionee's death occurs after the Optionee ceases to be employed by the Company or a Subsidiary for a reason other than Retirement but at a time when the Optionee has a right to exercise any options pursuant to the foregoing, the right to exercise such option shall not expire prior to one year from the date of death of the Optionee. Subsequent to termination of the Optionee's employment for any reason, only that portion of an option which was exercisable on the date of termination of employment shall be exercisable, and only during the period, if any, set forth above. Failure to exercise an Incentive Option within three months of the date the Optionee ceases to be employed by the Company or a Subsidiary by reason of Retirement shall cause an Incentive Option to cease to be treated as an incentive stock option for purposes of Section 421 of the Internal Revenue Code.

     5.6 Stock Appreciation Rights. Any option granted pursuant to the Plan may, in the discretion of the Committee, contain a stock appreciation right ("Stock Appreciation Right"). A Stock Appreciation Right will permit the holder thereof to exercise such right by the surrender of the option or portion thereof which is then exercisable and receive in exchange therefor, upon such terms, restrictions and conditions as the Committee deems advisable, an amount equal to the excess of the Fair Market Value of the shares of Common Stock offered by the option surrendered, or portion thereof, determined on the date of surrender, over the aggregate option exercise price of such shares. Such payment may be made in shares of Common Stock valued at Fair Market Value, in cash, or partly in cash and partly in shares of Common Stock as the holder may elect, subject to the consent or disapproval of the Committee in its sole discretion. If a Stock Appreciation Right extends to less than all the shares of Common Stock covered by the related option and if a portion of the related option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related option is less than the remaining number of shares subject to such Stock Appreciation Right.

     The Stock Appreciation Right, in addition to any other restrictions imposed by the Committee:

     (a) shall expire no later than the underlying stock option;

     (b) shall not permit the issuance of cash or shares of a value which exceeds the difference between the exercise price of the underlying stock option and the Fair Market Value of the Common Stock subject to the underlying option at the time the Stock Appreciation Right is exercised;

     (c) shall be transferable only when the underlying stock option is transferable, and under the same conditions;

     (d) shall be exercisable only when the underlying stock option is eligible to be exercised and then only when the Fair
Market Value of the stock subject to the underlying option exceeds the option exercise price; and

     (e) shall contain such conditions upon exercise (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission.

     In the event of the exercise of a Stock Appreciation Right, shares represented by the option or part thereof surrendered upon such exercise shall not be available for reissuance under the Plan.

     5.7 Award of Accelerated Ownership Stock Option. If the Committee so provides in the Stock Option Agreement, effective as of the date of exercise by an Optionee of all or part of an option using "mature" Common Stock as defined in Section 5.3 of the Plan as payment for the full purchase price (except that cash may be used to purchase the nearest whole share of Common Stock), an Employee shall be granted an accelerated ownership Non-Qualified Option ("AO") to purchase at the Fair Market Value as of the date of said exercise and grant, the number of share of Common Stock equal to the sum of the number of whole shares used by the Optionee in payment of the purchase price. An AO may be exercised between the date of vesting and the original date of expiration of the underlying option to which the AO is related. No AO shall vest sooner than six months after its date of grant. The AO shall be evidenced by an agreement containing such additional terms and conditions as the Committee shall approve, which conditions may provide that upon exercise of any AO, an additional AO may be granted with respect to the number of whole shares used to exercise the AO.

     5.8 Options Non-transferable. Except as otherwise provided in the Stock Option Agreement, no option rights shall be assignable or transferable except by will or the laws of descent and distribution (except to the extent not permitted in the case of an Incentive Option). During the lifetime of an Optionee, an option or Stock Appreciation Right shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative. After the death of an Optionee, the option or Stock Appreciation Right may be exercised prior to its termination by the Optionee's legal representative, heir or legatee. The foregoing shall not restrict, to the extent permitted by the Committee and provided for in the Stock Option Agreement, and subject to such terms and conditions as deemed appropriate by the Committee, transfers for estate and financial planning purposes, provided the inclusion of such features would not render the particular award ineligible for the benefits of Rule 16b-3. Nothing contained herein shall require the Committee to permit such other transfers.

     6. Restricted Stock Awards. The award of restricted stock ("Restricted Stock") to employees may be made in the discretion of the Committee pursuant to agreements in such forms as the Committee may, from time to time, approve ("Restricted Stock Agreement"), subject to the following terms and conditions.

     6.1 Restricted Period. The Committee shall set a restricted period during which the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by this Plan and the Restricted Stock Agreement (the "Restricted Period"). If a holder of Restricted Stock ceases to be an employee of the Company or a Subsidiary during the Restricted Period for any reason other than death, Disability or Retirement, all shares of Restricted Stock which are then subject to the restrictions imposed by the Committee shall upon such termination of employment be immediately forfeited and returned to the Company. If a holder of Restricted Stock ceases to be an employee of the Company or a Subsidiary during the Restricted Period by reason of death, Disability or Retirement, shares of Restricted Stock shall become free of the restrictions imposed by the Committee only to the extent determined by the Committee, and the Company will deliver to the holder, or the holder's successor, as the case may be, within 60 days, such shares of Common Stock as are freed from restrictions, and all other shares shall be forfeited and returned to the Company. The Committee may, at any time, reduce or terminate the Restricted Period. Subject to the foregoing, at the end of the Restricted Period, the holder of Restricted Stock shall be entitled to receive the Restricted Stock free of restrictions.
In the event that employees of the Company or its Subsidiaries become employees of another company pursuant to a stock or asset sale, merger or similar transaction, or in the event of a corporate reorganization, reduction in force or similar event, the Committee shall have the authority, which shall be exercised in its sole discretion, to continue to credit service for purposes of satisfying the restricted period requirements set forth in the Restricted Stock Agreement. Such Committee authority shall only apply to Restricted Stock granted to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934.

     6.2 Restrictive Legend and Deposit of Certificates. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant, shall be deposited by the Participant with the Company together with a stock power endorsed in blank and shall bear the following legend:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in an Agreement entered into between the registered owner and First Interstate Bancorp. A copy of such Agreement is on file in the office of the Secretary of First Interstate Bancorp, 633 West Fifth Street, Los Angeles, California 90071."

     6.3 Rights as Shareholder. Subject to the terms of the Restricted Stock Agreement, the holder of Restricted Stock shall have all the rights of a shareholder with respect to the Restricted Stock, including the right to vote such shares; provided, however, that dividends paid with respect to the shares of Restricted Stock shall be deposited with the Company and shall be subject to forfeiture until the expiration of the Restricted Period, subject to the condition that the sums so deposited shall be free of restriction and not subject to forfeiture to the extent applied by the Company to satisfy that employee's withholding obligations with respect to Restricted Stock pursuant to Section 13 of the Plan, or otherwise released by the Committee in its sole discretion. The holder of Restricted Stock shall not be entitled to interest with respect to the dividends so deposited.

     6.4 Purchase Price. Unless the purchase price of Restricted Stock is its par value, it shall be at least equal to 50% of Fair Market Value, unless otherwise allowed under Rule 16b-3.

     7. Performance Units. The award of performance units ("Performance Units") to employees shall be made in the discretion of the Committee pursuant to agreements in such form as the Committee may, from time to time, approve ("Performance Unit Agreement"), subject to the following terms and conditions.

     7.1 Payment of Shares and Dividends. Each Performance Unit shall represent one share of Common Stock and shall, at the time and to the extent it becomes vested, be payable by the delivery of one share of Common Stock, subject to the provisions of
Section 9 of this Plan, or, if and to the extent provided in the Performance Unit Agreement, cash based on the Fair Market Value of the Common Stock at the time of payment. In addition, each Participant who has been awarded Performance Units shall receive additional Performance Unit credit based on the value of any dividends which would have been paid to the Participant if he or she had owned a number of shares of Common Stock equal to the number of his or her Performance Units. The amount of such dividend credit shall be applied towards additional Performance Units for the Participant at the value of shares of Common Stock on the dividend date.

     7.2  Performance Conditions.  The Performance Unit
Agreements shall specify any terms and conditions relating to performance or otherwise which may be established in the discretion of the Committee.

     7.3 Incentive Plan Deferrals. Performance Units under this Plan may be attributable to a Participant's deferral election under the annual Management Incentive Plan, Regional Incentive Plan or Corporate Executive Incentive Plan, or any successor plan thereto. Such Performance Units will be payable at the time selected by the Participant and permitted by the Committee in the applicable Performance Unit Agreement in shares of Common Stock, one share for each Performance Unit or, if permitted by the Committee and provided in the Performance Unit Agreement, in cash based on the Fair Market Value of the Common Stock at the time of payment.

     8.   Stock Awards.   The award of Common Stock ("Stock
Award") to employees may be made in the discretion of the Committee at such times and in such amounts as the Committee deems appropriate.

     8.1 No Restrictions. Common Stock issued to a Participant pursuant to a Stock Award shall not be subject to any restrictions under the Plan.

     8.2 Corporate Executive Incentive Plan. The Committee may, in its discretion, issue Stock Awards to key employees who are also participants in the Corporate Executive Incentive Plan ("CEIP"). A Stock Award to participants in the CEIP pursuant to this Plan shall be made solely on account of the achievement of the performance goals established by the Committee under the CEIP for the year in question. No such award shall be issued under this Plan until the Committee has certified in writing that such performance goals have been achieved and has determined the amount of the participant's cash award under the CEIP. The maximum stock award attainable by participants in the CEIP under this Plan shall be that number of shares which is equivalent in value to one-third of the participant's cash award under the CEIP, based on the Fair Market Value of the Common Stock on the date that such cash award is approved by the Committee.

     9. Changes in Capitalization. If there are any changes in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether such changes have been occasioned by declaration of stock dividends, stock split-ups, reclassifications or recapitalization of such stock, or because the Company has merged or consolidated with some other corporation (and provided the option is not thereby terminated pursuant to Section 10 hereof), or for any other reason whatsoever, then the number and kind of shares then subject to this Plan and to outstanding options and the prices to be paid therefor, as well as any related Stock Appreciation Right, and the number of Performance Units then outstanding shall be proportionately adjusted by the Committee whenever and to the extent that the Committee determines that any such change equitably requires an adjustment. Any shares of Common Stock or other securities received by a holder of Restricted Stock with respect to such Restricted Stock by reason of any such change shall be subject to the same restrictions and shall be deposited with the Company.

     10. Mergers or Consolidations. If the Company, at any time, should elect to dissolve, undergo a reorganization, merge or consolidate with any other corporation and the Company is not the surviving corporation, then (unless in the case of a reorganization, merger or consolidation, one or more of the surviving corporations assumes the options under the Plan or issues substitute options in place thereof) each Optionee holding outstanding options not yet exercised shall be notified of the Optionee's right to exercise such options and any related Stock Appreciation Right to the extent then exercisable prior to such dissolution, reorganization, merger or consolidation. Subject to
Section 11, the Committee may, in its discretion and on such terms and conditions as it deems appropriate, accelerate the vesting of such options and any related Stock Appreciation Right with respect to all shares covered thereby. Any option and related Stock Appreciation Right not so exercised within 30 days of such notification shall thereupon be deemed terminated and simultaneously the Plan itself shall be deemed terminated.

     11. Acceleration of Options, Stock Appreciation Rights, and Restricted Stock Awards. In the event of a Change in Control,
(i) each option and each related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) the Restricted Period for Restricted Stock shall immediately expire, and (iii) unless otherwise provided in Performance Unit Agreements, all Performance Units shall be immediately payable in Common Stock in the maximum amount available under the terms of such Performance Unit Agreements; provided, however, that Awards other than Restricted Stock Awards shall not, in any event, be so accelerated to a date less than six months after the date of grant. Acceleration of Awards shall comply with applicable regulatory requirements, including, without limitation, Rule 16b-3. Notwithstanding the foregoing, any Participant shall be entitled to decline the acceleration of all or any of his or her options, Stock Appreciation Rights or Restricted Stock if he or she determines that such acceleration may result in adverse tax consequences to him or her.

     12. Expiration of Options. In the event employees of the Company or its Subsidiaries become employees of another company pursuant to a stock or asset sale, merger, or similar transaction or in the event of a corporate reorganization, reduction in force or similar event, the Committee shall have the authority, which shall be exercised in its sole discretion, to modify the dates upon which options previously granted (including any related Stock Appreciation Rights) shall expire. Such Committee authority shall only apply to options granted to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934. Any modification to the terms under which the option would otherwise expire shall not cause the option to expire later than the date the option was originally scheduled to expire pursuant to the terms of the original Stock Option Agreement.

     13. Effect on Employment. Nothing herein shall be construed to limit or restrict the right of the Company or any of its Subsidiaries to terminate the employment of any Participant in the Plan, at any time, with or without cause, or to increase or decrease the compensation of such Participant from the rate of compensation in existence at the time the employee became a Participant.

     14. Withholding. The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld by reason of participation in the Plan. There is no obligation under this Plan that any Participant be advised of the existence of the tax or the amount required to be withheld. The Participant may, prior to the payment of any Award, pay such amounts to the Company in cash or in shares of Common Stock already owned (which shall be valued at their Fair Market Value on the date of payment). The Company may also require, or grant Participants the right to elect, subject to such terms and conditions as the Committee may establish, that shares be withheld to satisfy tax withholding requirements arising from the exercise of an option, the receipt of a Stock Award or the vesting of a Restricted Stock award. Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission.

     15.  Additional Definitions.  "Awards" shall mean an
Incentive Option, a Non-Qualified Option, a Stock Appreciation
Right, A Restricted Stock award, a Performance Unit or a Stock
Award.

     "Change in Control" of the Company means and shall be deemed to have occurred if and when any one of the following five events occurs: (a) any "person" (as such term is used Section 13(d) of the Securities Exchange Act of 1934) or group becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (b) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of Directors do not constitute a majority of the Board of Directors following such election; (c) the stockholders of the Company approve the dissolution or liquidation of the Company; (d) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question becomes, an "affiliate", as that term is used in the Exchange Act and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or (e) the stockholders of the Company approve the sale of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary.

     "Disability" shall mean such physical or mental condition affecting the employee as shall be determined by the Committee, in its sole discretion, to constitute a disability causing a termination of employment.

     "Fair Market Value" on a specified day means the closing price on that day of the Common Stock as reported on New York Stock Exchange-Composite Tape, or if no sale of the Common Stock was so reported on that date, on the next preceding day on which there was such a sale.

     "Parent" means any corporation owning directly or indirectly
50% or more of the total combined voting power of all classes of stock of the Company.

     "Participant" means an eligible employee selected by the Committee to participate in the Plan.

     "Retirement" means normal or early retirement in accordance with the provisions of the Retirement Plan of First Interstate
Bancorp and its Affiliates.

     "Subsidiary" means any corporation of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. If an entity ceases to be a Subsidiary, each employee of that entity shall no longer be deemed employed by the Company or a Subsidiary under the Plan (unless the employee continues to be employed by the Company or another entity which is a Subsidiary).

     16. Amendment of Plan. The Board of Directors of the Company may make such amendments to this Plan and to any agreements thereunder as it shall deem advisable, including, but not limited to, accelerating the time at which an option may be exercised or the time when restrictions on Restricted Stock shall expire. Such amendments shall be subject to shareholder approval to the extent such approval is required by Rule 16b-3 or the federal tax rules applicable to Incentive Options or other applicable law. Without the consent of the Participant, no amendment shall impair rights of any Participant under the Plan, except as permitted by the Plan.

     17. Construction of the Plan. It is the intent of the Company that this Plan and the Awards hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Securities Exchange Act of 1934, satisfies the applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section
16. If any provision of this Plan or of any Award would conflict with this intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent such conflict cannot be avoided, such provision shall be disregarded as to such Participants.

     18. Effective Date and Termination of Plan. The Plan shall be effective upon filing with the Securities and Exchange Commission, subject to receipt of shareholder approval of the Plan at the 1995 Annual Shareholder Meeting. All Awards pursuant to the Plan prior to the receipt of shareholder approval shall be subject to receipt of such approval. If such approval is not received the Awards shall be forfeited. The Plan shall terminate 10 years from the effective date; provided, however, that the Board of Directors of the Company may terminate the Plan at any prior time within its absolute discretion. No such termination, other than as provided for in Section 10 hereof, shall in any way affect any Award then outstanding.